Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 14, 2001, included in this Form 10-K/A, into the Company's previously filed Registration Statements on Forms S-3 (File Nos. 333-14539, 333-71541, 333-91279, 333-91433, 333-94099, 333-94731 and 333-41498), and on
Forms S-8 (File Nos. 333-50881,  333-71543,  333-92799 and 333-92807). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

ARTHUR ANDERSEN LLP

Phoenix, Arizona
April 27, 2001